Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
United Natural Foods, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-161800 and 333-51167) on Form S-3 of United Natural Foods, Inc. and (No. 333-208695, 333-161845, 333-161884, 333-222257, 333-106217, 333-123462, and 333-185637) on Form S-8 of United Natural Foods, Inc. of our report dated September 24, 2018, with respect to the consolidated balance sheets of United Natural Foods, Inc. and subsidiaries as of July 28, 2018 and July 29, 2017, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended July 28, 2018, and the related notes (collectively the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of July 28, 2018, which report appears in the July 28, 2018 annual report on Form 10-K of United Natural Foods, Inc.

Providence, Rhode Island
September 24, 2018